                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12



                          VOICE CONTROL SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)


                                  Kim S. Terry
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act rule 0-11:

         4)      Proposed maximum aggregate value of transaction:

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date filed:

                          VOICE CONTROL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

To the Stockholders of VOICE CONTROL SYSTEMS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Voice Control Systems, Inc. (the "Company"), a Delaware corporation, will be held at the Codman conference room, One Main Place, Cambridge, MA 02142 on Tuesday, May 20, 1997 at 10:00 a.m. Eastern time, for the following purposes:

         (1) To elect seven directors to serve until the next annual meeting of stockholders, or until their respective successors shall be duly elected and qualified; and

         (2) To ratify the appointment of BDO Seidman as the independent auditor of the Company for the fiscal year ended December 31, 1997; and

         (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of Common Stock at the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company's offices at One Main Place, Cambridge, MA 02142 for a period of 10 days prior to the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

This Notice, the accompanying Proxy Statement, and the Proxy enclosed herewith are sent to you by order of the Board of Directors of the Company.


                                        Kim S. Terry
                                        Secretary

Dallas, Texas
April 17, 1997

       The Company's 1996 Annual Report accompanies the Proxy Statement.

                          VOICE CONTROL SYSTEMS, INC.
                               14140 MIDWAY ROAD
                              DALLAS, TEXAS  75244

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Voice Control Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 20, 1997 at Codman conference room, One Main Place, Cambridge, MA 02142 on Tuesday, May 20, 1997 at 10:00 a.m. Eastern time and at any and all adjournments thereof. Holders of record of Common Stock, $0.01 par value (the "Common Stock") as of the close of business on April 15, 1997 are entitled to notice of and to vote at the meeting and at any and all adjournments thereof. As of that date, there were 11,090,989 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the meeting. The aggregate number of votes entitled to be cast at the meeting is 11,090,989. No cumulative voting is permitted. This Proxy Statement, together with the related proxy card, is being mailed to stockholders of the Company on or about April 28, 1997.

If the enclosed proxy is properly executed, duly returned, and not revoked, the shares represented thereby will be voted in accordance with the instructions contained therein. Unless the stockholder otherwise specifies therein, the shares represented by the proxies will be voted:

     (i) FOR the election as directors of the Company of the seven nominees named under the caption "ELECTION OF DIRECTORS" herein; and

    (ii) FOR the ratification of the appointment of BDO Seidman as the independent auditor of the Company for the fiscal year ended December 31, 1997; and

   (iii) At the discretion of the proxy holder, on any other matter that may properly come before the meeting or any adjournments thereof.

Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The mere presence at the meeting of a person appointing a proxy does not, however, revoke the appointment.

The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Annual Meeting of Stockholders is necessary to constitute a quorum at the Annual Meeting of Stockholders. The directors of the Company will be elected by plurality vote; all other actions may be taken upon the affirmative vote of stockholders possessing a majority of the voting power represented at the Annual Meeting, provided in each case a quorum is present at the meeting in person or by proxy.

The Annual Report to Stockholders of the Company for the year ended December 31, 1996, including financial statements (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 15, 1997. In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegraph by directors, officers and other employees of the Company who will not receive additional compensation for such services. The Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 15, 1997. The Annual Report does not constitute any part of the proxy solicitation materials.

                             ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting of Stockholders (which number constitutes the entire Board of Directors of the Company). The term of office for which each person who is a nominee will expire at the next Annual Meeting of Stockholders or when his successor shall have been elected and qualified. Unless otherwise instructed in the enclosed form of proxy, the proxy holders intend to vote shares of stock represented thereby FOR the election of the seven nominees named below. Each of the nominees is a current director of the Company. Each of the nominees has consented to being nominated for a directorship and, to the best knowledge of the Board of Directors, each nominee, if elected, intends to serve the entire term for which election is sought. If any nominee becomes unavailable or unable to serve, the proxy holders will cast the votes for a substitute nominee designated by the Board of Directors. At this time, the Board of Directors of the Company has no reason to believe that any nominee will be unwilling or unable to serve if elected.

The nominees for election to the Board of Directors of the Company, followed by certain information regarding them, including their principal occupation and business experience for at least the past five years, are as follows:

 Nominees                         Age      Served as Director Since   Positions with the Company
-------------------------------------------------------------------------------------------------
 Peter J. Foster                   45                1994             President, CEO and Director
 Melvyn J. Goodman                 54                1994             Director
 John Lucas-Tooth                  64                1990             Director
 Neal J. Robinson                  52                1994             Director
 Merrill Solomon                   53                1996             Director
 John B. Torkelsen                 51                1986             Chairman and Director
 Stanley J. Westreich              60                1996             Director

Peter J. Foster has served as President and CEO of the Company since August 11, 1994, the effective date of the merger between VCS Industries, Inc. ("Industries") and Scott Instruments Corporation (the "Merger"). Mr. Foster joined Industries in 1985, and served as President from 1986 through the date of the Merger, CEO from 1989 through the date of the Merger and Chairman from 1990 through the date of the Merger. Mr. Foster received his B.E. in Electrical Engineering from Stevens Institute of Technology.

Mr. Goodman, who has been a director of the Company since the Merger and was a director of Industries from 1986 until the Merger, is president of Melgood Investments, Inc.. Mr. Goodman was president of Islander Sportswear, Inc. from March 1989 until January 2, 1996; Islander Sportswear filed for a voluntary petition under Chapter 11 of the United States Bankruptcy Code on January 2, 1996. Formerly, Mr. Goodman was chairman of ALC Communications Corporation, the parent company of Allnet Communications Services, a national long distance telephone company. He is licensed to practice law in the State of Illinois but is not actively practicing. Mr. Goodman received his J.D. from DePaul University (Chicago).

Sir John Lucas-Tooth has been a director of the Company since 1990. Since September 1993, he has served as a director of Rupert Loewenstein Limited, a private investment company. For over five years he has been chairman and chief executive officer of Sixera Asia Ventures Ltd. and a supervisor of Japan Ventures Fund and Japan Asia Ventures Fund. These three entities concentrate in Southeast Asia investments. Since July 1993, he has been chairman of two mutual insurance companies, MAPIC Limited and SEPIA Limited, which specialize in indemnity insurance. Sir John Lucas-Tooth graduated from Oxford University with a degree in Physics and a post-graduate degree in Spectroscopy.

Mr. Robinson, who has been a director of the Company since the Merger and was a director of Industries from 1986 until the Merger, has been president of Neal Robinson Investments, Inc., a private investment company, since 1984. Mr. Robinson was Chief Executive Officer of Industries from 1986 through 1989, and was Chairman of Industries from 1986 through 1990. Mr. Robinson is a partner in the Williamsburg, Virginia law firm of Spirn, Tarley, Robinson and Tarley. Mr. Robinson received a B.B.A. in Accounting from Spencerian College, an M.B.A. from the University of Dallas and a J.D. from the Marshall-Wythe School of Law of the College of William & Mary in 1992. Mr. Robinson is an attorney-at-law (Virginia) and a Certified Public Accountant (Texas).

Mr. Solomon has been a director of the Company since November 11, 1996. From 1982 until November 4, 1996, the date of the merger between the Company and Voice Processing Corporation, Mr. Solomon served as chairman and chief executive officer of Voice Processing Corporation. Mr. Solomon received a B.S. in Electrical Engineering from George Washington University.

Mr. Torkelsen, who has been a director of the Company since 1986, is the founder, and has been the president, of Princeton Venture Research, Inc. ("PVR"), an investment banking and consulting firm in Princeton, New Jersey, since November 1984. Since 1985, Mr. Torkelsen has been a director of Mikros Systems Corporation of Princeton, New Jersey, a company which develops and manufactures specialty military microprocessors. Mr. Torkelsen has been president of PVR Securities, Inc., a private investment banking firm located in Princeton, New Jersey, since 1987. Mr. Torkelsen received a B.S. degree in Chemical Engineering from Princeton University and an M.B.A. from Harvard University.

Mr. Westreich who has served as a director of the Company since November 11, 1996, has been president of Westfield Realty, Incorporated, a real estate management and development company, since 1963 and is a general partner of several private commercial real estate development partnerships. Mr. Westreich is also a director of Capital One Financial Corporate, a credit card issuer.
He received a B.A. from the University of Miami, Florida and a Bachelor of Laws from New York University.

The Company is not aware of any "family relationships" (as defined in Item 401
(d) of Regulation S-K promulgated by the Securities and Exchange Commission) between any of the nominees and/or any of the executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.


MEETINGS OF DIRECTORS AND COMMITTEES

The Company's Board of Directors held eleven meetings during the fiscal year ended December 31, 1996.

The Company's Board of Directors normally meet on a quarterly basis. Non-employee Directors are paid cash compensation of $5,000 per year. In addition, non-employee Directors receive $1,000 plus a $1,750 expense allowance for each Board meeting attended in person. In lieu of the $1,750 expense allowance, Directors who reside in Europe will receive a roundtrip business class airline ticket and a $1,000 expense allowance. Board members receive $500 per telephonic Board meeting attended and $500 per committee meeting attended. At the conclusion of the first year of service as a Director, each non-employee Director is issued the right to purchase 10,000 warrants at a price of $.01 per warrant. Each non- employee Director receives the right to purchase an additional 5,000 warrants for each subsequent year of service.
Each warrant entitles the Director to purchase one share of Common Stock at the then-current market price. During a portion of 1996, the Board had a Compensation Committee and a Stock Option Committee. The responsibilities of the Stock Option Committee were transferred to the Compensation Committee in May 1996 and the Stock Option Committee was eliminated. The Board currently has two standing committees, the Compensation Committee, whose function is to establish salaries and incentives for executive officers and to review and approve stock option grants under any approved stock option plan of the Company, and the Audit Committee, whose function is to meet with the independent auditor of the Company. The Board of Directors has no nominating committee at this time. The Audit Committee held one meeting with the independent auditor of the Company during 1996. The Compensation Committee held four meetings and the Stock Option Committee held two meetings during the fiscal year ended December 31, 1996 and the and all members were present. The Stock Option Committee consisted of Melvyn J. Goodman and Sir John Lucas-Tooth. The Audit Committee consist of two members, John B. Torkelsen and Neal J. Robinson. The Compensation Committee consists of three members, John B. Torkelsen, Neal J. Robinson, and Stanley Westreich. All directors attended at least 75% of all meetings of the Board of Directors held during 1996.

COMPENSATION OF DIRECTORS

During 1996, John Lucas-Tooth was paid $25,629, Melvyn Goodman was paid $19,250, Neal Robinson and John Torkelsen were each paid $16,500, Merrill Solomon and Stanley Westreich were each paid $5,500 for Board and/or committee meetings attended in person or by telephone.

                               EXECUTIVE OFFICERS

The following table identifies the executive officers of the Company during 1996:

 NAME                                            AGE         CAPACITIES IN WHICH SERVED
----------------------------------------------------------------------------------------
 Peter J. Foster (1)                              45         President, CEO and Director
 David B. Levi (2)                                64         Chief Operating Officer
 Thomas B. Schalk (3)                             45         Chief Technical Officer
 Kim S. Terry (4)                                 39         Vice President Finance and
                                                             Corporate Secretary

(1) Peter Foster joined Industries in 1985 and became President and CEO of the Company effective August 11, 1994.

(2) Mr. Levi joined the Company as chief operating officer in November 1996. From November 1995 until November 1996, Mr. Levi was president of Voice Processing Corporation. From July 1991 to April 1995, Mr. Levi was president of Natural Microsystems Corporation, a manufacturer of voice processing systems.

(3) Dr. Schalk joined Industries in 1983 and became Chief Technical Officer of the Company effective August 11, 1994. Prior to joining Industries, Dr. Schalk was employed by Texas Instruments Incorporated where he conducted speech research. Dr. Schalk received a Bachelor of Science with high honors in Electrical Engineering from the George Washington University and Ph.D. in Biomedical Engineering from the Johns Hopkins University.

(4) Ms. Terry joined Industries in 1983 and became Vice President-Finance and Corporate Secretary of the Company effective August 11, 1994. Prior to joining Industries Ms. Terry worked in public accounting in Texas and California. Ms. Terry received a Bachelor of Business Administration degree from the University of Texas at Austin.

Executive officers are elected by the Board at its annual meeting and serve at the discretion of the Board. Except as provided above, executive officers hold office until the next annual meeting or until their successors are elected.


                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and other executive officers earning in excess of $100,000 ("Named Executives") during 1996:

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------
                                                                             Long Term
                          Annual Compensation                              Compensation
                         ---------------------                                Awards              All
                                                          Other Annual     -------------         Other
Name/Principal                      Salary      Bonus     Compensation        Options        Compensation
Position                 Year        ($)         ($)           ($)         (# of Shares)          (1)
-----------------------------------------------------------------------------------------------------------
                         1994 (2)   149,174     44,042           --           39,181                 --
Peter J. Foster          1995       158,223     27,500           --           50,000                 --
President and CEO        1996       185,223     57,500           --           50,000                781
-----------------------------------------------------------------------------------------------------------

                         1994            --         --           --               --                 --
David B. Levi            1995 (3)        --         --           --               --                 --
Chief Operating Officer  1996 (3)   141,833         --           --               --                 --
-----------------------------------------------------------------------------------------------------------

                         1994 (4)   100,805     14,375           --           39,181                 --
Thomas B. Schalk         1995       128,094     15,750           --               --                 --
Chief Technical Officer  1996       152,390     15,250           --           70,000              2,375
-----------------------------------------------------------------------------------------------------------
                         1994 (5)    70,128         --           --           20,897                 --
Kim S. Terry             1995        85,093      7,500           --               --                 --
Vice President Finance   1996       120,716     20,000           --           61,000              2,111
-----------------------------------------------------------------------------------------------------------

(1)      Annual contributions to 401(k) plan.

(2) Mr. Foster served as President and CEO of the Company from August 11, 1994, the date of the Merger, through the end of the year. 1994 figures include amounts paid by Industries prior to the Merger and paid by the Company after the Merger.

(3) Mr. Levi joined Voice Processing Corporation in November 1995. The amounts listed for 1996 include amounts paid by Voice Processing Corporation prior to the merger and paid by the Company after the merger.

(4) Dr. Schalk served as Chief Technical Officer of the Company from August 11, 1994, the date of the Merger, through the end of the year. 1994 figures include amounts paid by Industries prior to the Merger and paid by the Company after the Merger.

(5) Ms. Terry served as Vice President-Finance of the Company from August 11, 1994, the date of the Merger, through the end of the year. 1994 figures include amounts paid by Industries prior to the Merger and paid by the Company after the Merger.


The following table sets forth certain information concerning options and warrants granted during 1996 to Named Executives:

                       OPTION GRANTS IN LAST FISCAL YEAR

=============================================================================================================
                                          INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------------------------
                                                 % of Total Options
                              Options Granted   Granted to Employees   Exercise or Base
Name                           (# of Shares)     in Fiscal Year (1)     Price ($/Share)    Expiration Date
-------------------------------------------------------------------------------------------------------------
Peter J. Foster
President and CEO                 50,000 (2)             5%                 $6.00                7/2006
-------------------------------------------------------------------------------------------------------------

David B. Levi                    104,509 (3)                                $1.44                1/2006
Chief Operating Officer           50,000 (4)            14%                 $6.00               11/2006
-------------------------------------------------------------------------------------------------------------
                                  20,000 (5)                               $10.94                2/2006
Thomas B. Schalk                  30,000 (2)                                $6.00                7/2006
Chief Technical Officer           20,000 (6)             7%                 $6.00               11/2006
-------------------------------------------------------------------------------------------------------------

Kim S. Terry                      25,000 (5)                               $10.94                2/2006
Vice President Finance            36,000 (2)             6%                 $6.00                7/2006
=============================================================================================================


(1) Includes option grants in 1996 by Voice Processing Corporation prior to the merger with the Company.
(2)      Options vest at a rate of 20% per annum beginning in July 1997.
(3)      Options vest 69,672 in 1996 and 34,837 in January 1997.
(4)      Options vest 50% in 1997 and 50% in 1998.
(5)      Options vest at a rate of 20% per annum beginning in February 1997.
(6)      Options vest at a rate of 20% per annum beginning in November 1997.

The following table summarizes options exercised during 1996 and presents the value of unexercised options held by Named Executives at fiscal year end:

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                            YEAR-END OPTION VALUES


==================================================================================================================
                                                                   Number of                Value of Unexercised
                                                             Unexercised Options           In-the-Money Options at
                               Shares         Value          at Fiscal Year End              Fiscal Year-End (1)
                            Acquired on      Realized            (# of shares)                      ($)
          Name              Exercise (#)       ($)              Exercisable (E)/              Exercisable (E)/
                                                               Unexercisable (U)              Unexercisable (U)
------------------------------------------------------------------------------------------------------------------
                                                                  197,401 (E)                   $848,457 (E)
Peter J. Foster               108,000        $880,362             107,091 (U)                   $111,597 (U)
------------------------------------------------------------------------------------------------------------------

                                                                  104,509 (E)                   $673,007 (E)
David B. Levi                      --              --              50,000 (U)                    $93,750 (U)
------------------------------------------------------------------------------------------------------------------

                                                                   83,786 (E)                    233,147 (E)
Thomas B. Schalk               22,361        $182,276              85,581 (U)                    181,910 (U)
------------------------------------------------------------------------------------------------------------------

                                                                   26,876 (E)                   $119,512 (E)
Kim S. Terry                    8,452         $67,990              66,449 (U)                   $114,521 (U)
==================================================================================================================

(1) Based upon the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1996 ($7.875), less the exercise price, multiplied by the number of shares covered by the option; options with exercise prices equal to or greater than $7.875 were excluded from the calculation of the value of unexercised options.


EMPLOYMENT AGREEMENTS

The Company has entered into an employment agreement with Peter J. Foster providing that Mr. Foster will serve as President and Chief Executive Officer until June 18, 1997, which agreement shall be extended for one additional one-year period unless either the Company or Mr. Foster notifies the other party of an intention to terminate the agreement 30 days prior to the end of the present term. Mr. Foster receives an annual salary of $175,500, plus an annual bonus of $27,500 and an unaccountable discretionary expense allowance of $27,600 annually. The agreement contains confidentiality and invention assignment provisions. The agreement also contains non-solicitation and non-competition provisions that extend for twenty-four months following the termination of Mr. Foster's employment; there can be no assurance regarding the enforceability of such provisions under Texas law. In the event that (i) Mr. Foster's employment is terminated without cause or he resigns as a result of a breach of the agreement by the Company, or (ii) Mr. Foster resigns under certain circumstances following a Change in Control (as defined) of the Company, Mr. Foster will be entitled to a lump-sum cash payment equal to 100% or 150%, respectively, of his annual aggregate compensation and any unused vacation time, and the period in which he can exercise stock options will be extended for one year. The Company agreed to indemnify Mr. Foster for losses sustained and expenses incurred as a result of the discharge of his duties, to the full extent permitted by law.

The Company has entered into an employment agreement with Dr. Thomas B. Schalk providing that Dr. Schalk will serve as Chief Technical Officer until June 18, 1998, which agreement shall be extended for one additional one-year period unless either the Company or Dr. Schalk notifies the other party of an intention to terminate the agreement 30 days prior to the end of the present term. Dr. Schalk receives an annual salary of $145,000, plus a performance bonus of up to $5,000 per calendar quarter based upon Dr. Schalk's exceptional achievements during the quarter as determined by the Compensation Committee of the Board of Directors. The agreement contains confidentiality and invention assignment provisions. The agreement also contains solicitation and non-competition provisions that extend for twenty-four months following the termination of Dr. Schalk's employment; there can be no assurance regarding the enforceability of such provisions under Texas law. In the event that (i) Dr. Schalk's employment is terminated without cause or he resigns as a result of a breach of the agreement by the Company, or (ii) Dr. Schalk resigns under certain circumstances following a Change in Control (as defined) of the Company, Dr. Schalk will be entitled to a lump-sum cash payment equal to 150% of his annual aggregate compensation and any unused vacation time, and the period in which he can exercise stock options will be extended for one year. The Company agreed to indemnify Dr. Schalk for losses sustained and expenses incurred as a result of the discharge of his duties, to the full extent permitted by law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 1997, with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Stock; (ii) shares of Common Stock beneficially owned by Named Executives and the Nominees, and (iii) each current director and by all current directors and executive officers of the Company as a group (10 persons at such date):

                                                                      Common Stock Ownership
                                                            ------------------------------------------
Name of Beneficial Owner                                    Number of Shares          Percent of Class
(i) Certain Beneficial Owners

Creative Technology Ltd.                                       1,020,324                  9.20%
67 Ayer Rajah Cresent #03-18
Republic of Singapore 139950

Dialogic Corporation                                           1,399,715                 12.62%
1515 Route 10
Parsippany, NJ  07054

Wellington Management Co., LLP                                 1,166,500                 10.52%
75 State Street
Boston, MA  07054


(ii) Nominees, Current Directors and
Named Executive Officers:

Peter J. Foster*                                                 446,925(1)               3.93%
Melvyn J. Goodman*                                               448,720(2)               4.02%
John Lucas Tooth*                                                     --                    --
Neal J. Robinson*                                                386,997(3)               3.43%
Merrill Solomon*                                                 386,291(4)               3.37%
John B. Torkelsen*                                               288,131(5)               2.59%
Stanley Westreich*                                               401,625(6)               3.62%
David B. Levi                                                    104,509(7)                 **
Thomas B. Schalk                                                 103,786(8)                 **
Kim S. Terry                                                      47,299(9)                 **

(iii) All Current Directors and executive
officers as a group (10 persons)                               2,614,283(10)             21.30%

*   Nominees for Director
**  Represents less than 1%.

(1) Includes 18,307 shares held by Mr. Foster's wife, as to which beneficial ownership is disclaimed and 20,969 shares held in trust for Mr. Foster's minor children. Includes 286,779 shares issuable upon exercise of vested options.

(2) Includes 26,120 shares which may be issued upon exercise of options and 40,000 shares issuable upon exercise of warrants. Includes 188,800 shares owned by Philgood Investments, Inc., which Mr. Goodman shares voting power. Includes 5,000 shares held by Mr. Goodman's wife, as to which Mr. Goodman disclaims beneficial ownership.

(3) Includes 147,753 shares which may be issued upon exercise of options and 30,000 shares issuable upon exercise of warrants.

(4)      Includes 385,082 shares which may be issued upon exercise of options.

(5) Beneficial ownership includes 41,000 shares held by Mr. Torkelsen's wife, as to which Mr. Torkelsen disclaims beneficial ownership. Includes warrants for 35,625 shares issued to Mr. Torkelsen or PVR, of which Mr. Torkelsen is the president and sole stockholder.

(6) Includes 18,723 shares which may be issued upon exercise of options and warrants.

(7) Includes 104,509 shares which may be issued upon exercise of vested options.

(8)      Includes 83,786 shares issuable upon exercise of vested options.

(9)      Includes 26,876 shares issuable upon exercise of vested options.

(10) Includes 1,075,274 shares issuable upon exercise of vested options and 109,979 issuable upon exercise of warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ISSUANCE OF OPTIONS AND WARRANTS

On October 4, 1995, the Company granted Peter Foster options to purchase 50,000 shares of Common Stock at a price of $5.375 per share. These options vest ratably over four years of continuous employment.

On December 14, 1995, Voice Processing Corporation granted Merrill Solomon options to purchase 87,091 shares of Common Stock at an exercise price of $1.1482 per share. The options are fully vested and were assumed by the Company in the merger with Voice Processing Corporation.

In January 1996, Voice Processing Corporation granted Merrill Solomon options to purchase 87,091 shares of Common Stock at an exercise price of $1.4353 per share. The options are fully vested and were assumed by the Company in the merger with Voice Processing Corporation.

In January 1996, Voice Processing Corporation granted David Levi options to purchase 104,509 shares of Common Stock at an exercise price of $1.4353 per share. The options were assumed by the Company in the merger with Voice Processing Corporation and are fully vested as of January 1, 1997.

In February 1996, the Company granted Tom Schalk and Kim Terry options to purchase 20,000 and 25,000, respectively, shares of Common Stock at an exercise price of $10.9375 per share. The options vest ratably over five years of continuous employment.

In July 1996, the Company granted Peter Foster, Tom Schalk, and Kim Terry options to purchase 50,000, 30,000, and 36,000, respectively, shares of Common Stock at an exercise price of $6.00 per share. The options vest ratably over five years of continuous employment.

In May 1996, Melvyn Goodman, John Lucas Tooth, Neal Robinson, and John Torkelsen were each granted the right to purchase warrants for $.01 per warrant pursuant to the Director compensation package adopted in February 1996. The warrants expire after five years and are exercisable at $5.625 per share.

In November 1996, the Company granted David Levi options to purchase 50,000 shares of Common Stock at an exercise price of $6.00 per share. The options vest 50% after one year and 50% after the second year.

In November 1996, the Company granted Tom Schalk options to purchase 20,000 shares of Common Stock at an exercise price of $6.00 per share. The options vest ratably over five years of continuous employment.



OTHER TRANSACTIONS

In 1993, John Torkelsen and John Lucas-Tooth exercised warrants to purchase a total of 11,385 shares of Common Stock at an exercise price of $7.00 per share. At March 31, 1994, non interest bearing receivables of $79,695 were recorded related to the exercise of these warrants. On June 1, 1994, these non interest bearing receivables were converted into promissory notes with interest rates of 6% per annum and with principal and interest due on June 30, 1996. On February 14, 1996, John Lucas-Tooth repaid his loan plus accrued interest. In September, 1996, the due date for John Torkelsen's loan was extended to June 30, 1997.

On September 20, 1995, Dialogic Corporation ("Dialogic") converted accrued but unpaid interest due on its convertible note in the amount of $123,787 into 134,727 shares of the Company's Common Stock. On March 5, 1996 Dialogic converted accrued but unpaid interest due on its convertible note in the amount $34,817.17 into 37,890 shares of the Company's Common Stock. On September 20, 1996, Dialogic converted accrued but unpaid interest due on its convertible note in the amount of $86,379 into 94,013 shares of the Company's Common Stock. On January 1, 1997, Dialogic's convertible note matured. The note plus accrued but unpaid interest was converted into 1,300,694 shares of the Company's Common Stock.

On October 7, 1994, the Company renewed and extended the convertible note originally issued by Industries to Peter J. Foster on the same terms and conditions, except that the maturity date was changed to August 1, 1995. On August 1, 1995, Peter J. Foster converted his convertible note into 50,633 shares of Common Stock.

In July 1995 and November 1995, the Company extended the terms of Dr. Schalk's and Mr. Foster's employment agreements, respectively, through June 18, 1997. In March 1997, the Company extended the terms of Dr. Schalk's employment agreement through June 18, 1998.

In October 1995, Neal Robinson Investments, Inc., of which Neal J. Robinson is president and sole shareholder, exercised 63,307 options of the Company for $170,929 and Melgood Investments, Inc., of which Melvyn J. Goodman is president and sole shareholder, exercised 63,306 options of the Company for $170,926.

John Torkelsen exercised 1,116 warrants of the Company for $7,812, and John Lucas-Tooth exercised 446 warrants of the Company for $3,122, on December 6, 1995, the date such warrants would have expired.

During 1995, Dialogic purchased products and services from the Company at a cost of $6,412,280. During 1996, Dialogic purchased products and services from the Company at a cost of $3,430,308.

In February 1996, Thomas B. Schalk exercised 22,361 options of the Company for $25,682 and Kim S. Terry exercised 8,452 options of the Company for $10,613.

In February 1996, Dialogic and Peter Foster sold 914,231 and 108,000, options of the Company, respectively, to First Albany Corporation. First Albany exercised all of the options and sold the shares acquired in the Company's public offering of Common Stock. The Company received $684,004 from the exercise of the options.

In March and April 1996, Voice Processing Corporation issued $500,000 in short-term convertible notes. $300,000 in notes were issued to Stanley Westreich and $200,000 in notes were issued to Creative Technology. The notes were converted to 348,364 shares of Common Stock in July 1996.

In July 1996, Tom Schalk exercised 20,000 options of the Company for $24,300 and Kim Terry exercised 20,423 options of the Company for $31,274.

In July 1996, Voice Processing Corporation entered an employment agreement with Merrill Solomon. Among its other provisions, this agreement provides that Mr. Solomon will continue to be compensated at the rate of $120,000 per year for a period of eighteen months following the merger of Voice Processing Corporation into the Company. The employment agreement also requires the Company to maintain an office for Mr. Solomon in the Washington, DC metropolitan area during the eighteen month period. The agreement contains a non-competition covenant that restricts him from competing with the Company during the eighteen month period.

In November 1996, a $1,000,000 advance from Creative Technology was converted to a prepaid royalty.


                 SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and NASDAQ. Officers, directors and greater than ten percent shareholders are also required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during 1996 with the following exceptions: Form 3s required of Merrill Solomon and Stanley Westreich upon being elected as directors of the Company were filed late. Creative Technology Ltd. was required to report its ownership in excess of 5%, but Form 3 was not filed. Form 4 for warrants sold by John Lucas- Tooth in November 96 was filed late.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO Seidman, independent certified public accountants, has been selected by the Board of Directors of the Company as auditors of the Company for its fiscal year ended December 31, 1997. BDO Seidman also served as auditor of the Company for its fiscal year ended December 31, 1996.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997.

The Company believes that one or more representatives from BDO Seidman will be present at the Annual Meeting of Stockholders with the opportunity to make statements, if they so desire. The Company expects that these representatives will also be available to respond to appropriate questions from the floor at the Annual Meeting of Stockholders.

                             STOCKHOLDER PROPOSALS

Stockholders desiring to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to its 1998 Annual Meeting of Stockholders must advise the Secretary of the Company of such proposals in writing by December 18, 1997.

                                 OTHER MATTERS

The Board of Directors is not aware of any matter to be presented at the meeting other than the matters referred to above and does not intend to bring any other matters before the meeting. However, if other matters not now known properly come before the meeting, the persons named in the enclosed form of proxy will vote such proxy at their discretion and in accordance with their best judgment on such matters.

                                    GENERAL

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by the Company.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by directors, officers and other employees of the Company who will not receive additional compensation for such services. The Company will also request brokerage houses, nominees, custodians, and other fiduciaries to forward soliciting materials to the beneficial owners of shares held of record by them, and the Company will reimburse such persons for their reasonable expenses in connection therewith.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT NOT INCLUDING EXHIBITS, SHALL BE FURNISHED, WITHOUT CHARGE, TO EACH HOLDER OF SHARES OF COMMON STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING UPON RECEIPT OF A WRITTEN REQUEST OF SUCH PERSON ADDRESSES TO THE ATTENTION OF KIM S. TERRY, CORPORATE SECRETARY, AT VOICE CONTROL SYSTEMS, INC., 14140 MIDWAY ROAD, DALLAS, TEXAS 75244. COPIES OF ANY EXHIBIT TO THE FORM 10-KSB WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE. THE FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS INCLUDED IN THE 1996 ANNUAL REPORT ARE INCORPORATED HEREIN BY REFERENCE.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                        By order of the Board of Directors

                                        Kim S. Terry
                                        Corporate Secretary

Dallas, Texas
April 17, 1997

--------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER
MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Please mark your votes as indicated in this example.   [X]

1. To elect seven (7) directors to serve for a term of one year and until their successors shall have been duly elected and qualified.

        VOTE FOR all                    WITHHOLD
       nominees listed                 AUTHORITY
      (except as marked             to vote for all
       to the contrary)              nominees listed

            [  ]                          [  ]

        NOMINEES:  Peter J. Foster, Melvyn J. Goodman, John Lucas-Tooth,
                   Neal J. Robinson, Merrill Solomon, John B. Tokelsen, Stanley J. Westreich

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To ratify the appointment of BDO Seidman as the independent accountants for the Company for the fiscal year ending December 31, 1997.

                FOR       AGAINST      ABSTAIN

               [   ]       [   ]        [   ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

    The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them or their substitutes, may lawfully do or cause to be done by virtue thereof. A majority of said proxies or their substitutes who shall be present and act at the Meeting, or if only one is present and acts then that one shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement both dated April 17, 1997 and a copy of the Company's Annual Report for the fiscal year ended December 31, 1996.



SIGNATURE                     SIGNATURE                       DATE
         ---------------------         -----------------------    -------------

NOTE: Your signature must appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal afforded.

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
                          VOICE CONTROL SYSTEMS, INC.

    Proxy for the Annual Meeting of Stockholders to be held on May 20, 1997

          This proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints Peter J. Foster and Kim S. Terry, or any one of them, to act as proxy or proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders (the "Meeting") of Voice Control Systems, Inc., a Delaware corporation (the "Company"), on May 20, 1997 at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated on the reverse side, all of the shares of common stock $.01 par value per share ("Common Stock") of the Company that the undersigned would be entitled to vote if personally present.

                (Continued and to be signed on the other side)


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